Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

U.S. SECURITY AGREEMENT
THIS U.S. SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of August 31, 2019 by Brickell Subsidiary, Inc., a Delaware corporation (formerly known as Brickell Biotech, Inc.) (“Brickell” or “Grantor” and together with any additional obligors that are hereafter joined as parties hereto, the “Grantors”, and each individually, a “Grantor”) and NovaQuest Co-Investment Fund X, L.P., a Delaware limited partnership (“Secured Party”).
PRELIMINARY STATEMENT
Brickell and Secured Party have entered into a Funding Agreement, dated as of June 2, 2019 (the “Funding Agreement”), pursuant to which Secured Party has agreed to provide funding for Brickell’s development of the Product (as defined in the Funding Agreement) and for Brickell to make certain payments to Secured Party as set forth in the Funding Agreement;
Brickell is entering into this Security Agreement in order to induce Secured Party to enter into and extend credit to Brickell under the Funding Agreement;
ACCORDINGLY, Grantors and Secured Party hereby agree as follows:
ARTICLE I

DEFINITIONS
1.1    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC, and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof.
1.2    Terms Defined in the Funding Agreement. All capitalized terms used herein and not otherwise defined herein or in the UCC shall have the meanings assigned to such terms in the Funding Agreement.
1.3    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and the Preliminary Statement, the following terms shall have the following meanings:
“Article” means a numbered article of this Security Agreement, unless another document or statute is specifically referenced.
“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Section 8-106 of Article 8, Section 9-104, 9‑105, 9-106 or 9-107 of Article 9 of the UCC, as applicable.
“Copyright Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit IV.
“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements or violations of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Domain Names” means all internet domain names and associated URL addresses in or to which any Person now or hereafter has any right, title or interest.
“Event of Default” is defined in Section 5.1.
“Excluded Accounts” means (a) any trust or fiduciary account, (b) any payroll account or payroll taxes account, (c) any employee wage and benefit accounts, (d) any deposit account or securities account established or currently maintained for the sole purpose of holding cash or cash equivalents that serve as collateral or security under any letter of credit or other obligation not prohibited by the Funding Agreement, (e) withholding tax and fiduciary accounts and (f) any account that does not hold Product Assets or the proceeds of Product Assets.
“Excluded Assets” means (a) any assets that are not Product Assets or proceeds thereof, (b) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other Applicable Law), (c) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other Applicable Law), (d) any applications for trademarks or service marks filed in the United States Patent and Trademark Office, or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), and (e) Excluded Accounts.
“Insolvency Event” means in relation to any Grantor:
(a)    if such Grantor (i) files a petition seeking to take advantage of any laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (ii)

consents to, or fails to contest within sixty (60) calendar days and in appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iii) applies for, consents to, or fails to contest within sixty (60) calendar days and in appropriate manner the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property; (iv) admits in writing its inability to pay its debts as they become due; (v) makes a general assignment for the benefit of creditors; or (vi) takes any corporate action for the purpose of authorizing any of the foregoing; or
(b)    if a case or other proceeding is commenced against such Grantor in any court of competent jurisdiction seeking (i) relief under any laws relating to bankruptcy, insolvency, reorganization, winding up, or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like for such Grantor for all or any substantial part of its assets; and under either clause (b)(i) or (b)(ii) of this definition, such case or proceeding has continued without dismissal or stay for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) is entered.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to all Patents, Trademarks, Copyrights, Domain Names, trade secrets, Licenses and any other intellectual property, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
“Licenses” means (a) any and all licenses, agreements or similar arrangements providing for the grant to or from any Grantor of any right in and to Patents, Copyrights, or Trademarks or other Intellectual Property, and (b) all rights to sue for past, present, and future breaches thereof.
“Non-Contingent Obligations” means (i) if U.S. Approval has occurred, the Milestone Payment Obligation, and (ii) if a Non-Technical Termination has occurred, the Non-Technical Termination Payment.
“Patent Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit II.
“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Permitted Liens” means the security interest in or lien on its assets granted by Brickell in favor of Hercules Technology Growth Capital, Inc., a Maryland corporation, but only for a period of time not to exceed seven (7) Business Days after the Closing Date.
“Schedule” refers to a specific schedule to this Security Agreement, unless another document is specifically referenced.
“Section” means a numbered section of this Security Agreement, unless another document or statute is specifically referenced.
“Secured Obligations” means all obligations of Brickell to make any Milestone Installment Payment, any Non-Technical Termination Payment, or any Revenue Share Payment pursuant to the Funding Agreement.
“Software” means with respect to any Grantor, all of such Grantor’s right, title, and interest in and to computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC.
“Supplement to U.S. Security Agreement” means a supplement to this Security Agreement in the form of Exhibit I (with such modifications as shall be reasonably acceptable to Secured Party).
“Termination Date” shall have the meaning set forth in Section 7.11.
“Trademark Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit III.
“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade styles, trade dress and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Applicable Law, any of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
Section 11.12 of the Funding Agreement shall apply to this Security Agreement as if set out herein in full, mutatis mutandis.
ARTICLE II

GRANT OF SECURITY INTEREST
For value received and to secure the prompt and complete payment and performance of the Secured Obligations, each Grantor hereby grants to Secured Party a continuing security interest in and lien upon all of the following, in each case, to the extent located in the United States: Grantor’s accounts, equipment, inventory, goods, fixtures, cash and currency, chattel paper, instruments, investment property, documents, letter-of-credit rights, deposit accounts, insurance claims and proceeds, contract rights, general intangibles, goodwill, and Intellectual Property rights, wherever located, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof, all cash and non-cash proceeds and products thereof and all supporting obligations related thereto, but only to the extent such aforementioned property comprises the Product Assets as defined in the Funding Agreement, together with all books and records, customer lists, credit files, programs, printouts and other computer materials and records related thereto (the “Collateral”); provided that Collateral shall exclude Excluded Assets.
For the avoidance of doubt, the reaffirmation and grant of a security interest herein shall not be deemed to be an outright absolute assignment of Intellectual Property rights owned by such Grantor.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
As of the Effective Date, each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Supplement to U.S. Security Agreement in substantially the form of Exhibit I represents and warrants (after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Grantor as attached to such Supplement to U.S. Security Agreement as of the date of such Supplement to U.S. Security Agreement), to Secured Party that:
3.1    Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in and the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement (or any supplement hereto) and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all of its right, title and interest in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization or moratorium and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Schedule C, Secured Party will have a fully perfected first priority security interest in the Collateral owned by such Grantor to the extent that a security interest may be perfected by filing of a financing statement under the UCC, subject only to Permitted Liens.
3.2    Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate the charter, by-laws or other organizational documents of such Grantor, (ii) violate any Applicable Law or regulation or any order of any Governmental Authority that applies to such Grantor or the Collateral except as could not result in a Material Adverse Effect, (iii) violate in any material respect or result in a default under any material indenture, material agreement or other material instrument binding upon such Grantor or its assets, or give rise to a right thereunder to require any payment to be made by such Grantor except where such defaults would not reasonably be expected to result in a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on the Collateral of such Grantor, other than Liens created under this Security Agreement or the Funding Agreement.
3.3    Principal Location. As of the date such Person becomes a Grantor hereunder, such Grantor’s location of its chief executive office is disclosed in Schedule A.
3.4    No Other Names; Etc. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any other name, changed its jurisdiction of organization, merged with or into or consolidated with any other Person, except as disclosed on Schedule A (as may be updated at the time such Person becomes a Grantor hereunder). The name in which such Grantor has executed this Security Agreement (or any Supplement to U.S. Security Agreement, as applicable) is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.
3.5    Filing Requirements. As of the date such Person becomes a Grantor hereunder, none of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any U.S. federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Schedule B.
3.6    No Financing Statements, Security Agreements. No UCC financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except UCC financing statements (i) naming Secured Party as the secured party and (ii) in respect of Permitted Liens.
3.7    Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. As of the date such Person becomes a Grantor hereunder, such Grantor’s federal employer identification number (if applicable) is, and if such Grantor is a registered organization, such Grantor’s state of organization, type of organization and state of organization identification number (if any) are, listed in Schedule E.
3.8    Intellectual Property. Schedule B contains a complete and accurate listing as of the date such Person becomes a Grantor hereunder of the following Intellectual Property licensed or owned by such Grantor in connection with the Product Assets: (i) U.S. trademark registrations and applications for trademark registration, (ii) U.S. patents and patent applications, (iii) U.S. copyright registrations and applications for registration, and (iv) Domain Names and (B) Licenses for all forms of Intellectual Property described in clauses (A)(i)-(iii) above that are owned by a Third Party and licensed to such Grantor or otherwise used by such Grantor under contract that are material to the business of the Grantor other than off-the-shelf Software and Software subject to shrink-wrap, click-wrap and other generally commercially available licenses. Notwithstanding anything in this Section 3.8 to the contrary, this Section 3.8 shall only apply to those items of Intellectual Property that constitute Product Assets.
3.9    [Reserved].
3.10    Deposit and Securities Accounts. Schedule F contains a list of all Deposit Accounts and Securities Accounts that constitute Collateral of each Grantor as of the date such Person becomes a Grantor hereunder.
ARTICLE IV

COVENANTS
Each of the Grantors agrees, and from and after the effective date of any Supplement to U.S. Security Agreement applicable to any Grantor (and after giving effect to supplements to each of the Schedules hereto with respect to such subsequent Grantor as attached to such Supplement to U.S. Security Agreement) and thereafter until the Termination Date, each such subsequent Grantor agrees:
4.1    General.
(a)    Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes Secured Party to file, and if requested will execute and deliver to Secured Party, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by Secured Party in order to maintain a perfected security interest in the Collateral owned by such Grantor. Such financing statements may describe the Collateral in the same manner as described herein. At least ten (10) Business Days prior to opening any new Deposit Account or Securities Account that constitutes Collateral, the Grantor establishing such account shall provide written notice thereof to Secured Party, such notice to include the name, location, intended purpose and anticipated balance of funds to be held in such Deposit Account or Securities Account. Except with respect to Encumbrances that are permitted pursuant to the Funding Agreement, each Grantor agrees that it shall not execute any agreement for the benefit of any Person other than Secured Party that would have the effect of establishing Control of any Collateral provided that the foregoing shall not preclude Grantor from executing documentation with a depository bank, securities intermediary, or the like with respect to establishment of a deposit account or securities account or similar arrangement in the ordinary course of business.
(b)    Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:
(i)    preserve its existence and organizational structure as in effect on the Effective Date (or as of the date such Person becomes a Grantor hereunder), except as otherwise permitted under the Funding Agreement; and
(ii)    within thirty (30) calendar days (or such later date as may be agreed to by Secured Party in its sole discretion) before such Grantor makes any change in its (A) legal name or (B) jurisdiction of organization after the Effective Date, provide written notice to Secured Party of such action, clearly describing such change and providing such other information in connection therewith as Secured Party may reasonably request.
(c)    Other UCC Financing Statements. Prior to the Termination Date, each Grantor acknowledges that it is not authorized to file any UCC financing statement or amendment or termination statement with respect to any UCC financing statement filed in connection herewith without the prior written consent of Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
(d)    Disposition of Collateral. No Grantor shall sell, lease or otherwise dispose, discount or factor, with or without recourse, any Collateral except as permitted under the Funding Agreement.
4.2    Intellectual Property. If, after the date hereof, any Grantor obtains ownership rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of (other than applications for Trademarks filed in the United States Patent and Trademark Office, or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b)), any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Schedule B, in each case that constitutes Collateral, such Grantor shall give Secured Party written notice thereof as part of each Quarterly Report delivered to Secured Party under the Funding Agreement. Each Grantor agrees to execute and deliver to Secured Party, within thirty (30) days (or such later date as may be agreed to by Secured Party) of delivery of the applicable Quarterly

Report, any Supplement to U.S. Security Agreement, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement and any other document reasonably requested by Secured Party to evidence Secured Party’s security interest in such new application or registration in a form appropriate for recording in the applicable federal office.
4.3    [Reserved].
4.1    Foreign Intellectual Property. In the event any Grantor acquires any material Intellectual Property in the Territory constituting Collateral that is not located, registered or arising in the United States, such Grantor agrees to provide prompt written notice thereof to Secured Party and take such actions as may be required by Secured Party to create and perfect a security interest in such Collateral in favor of Secured Party.
4.2    Termination of Hercules Lien. Brickell agrees to cause the security interest in its assets granted to Hercules Technology Growth Capital, Inc. to be released within three (3) Business Days following the Closing Date and to have promptly terminated, but in any event within seven (7) business days after the Closing Date, all financing statements, control agreements and notices of record with respect thereto.
4.3    Further Assurances. Each Grantor agrees that from time to time such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Secured Party may reasonably request, in order to perfect and protect the security interests granted hereby, to create, perfect or protect the security interests purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; provided that, (i) no action will be required of any Grantor to the extent such action would (A) result in (1) a breach of Applicable Laws that apply to such Grantor relating to corporate benefit, financial assistance, fraudulent preference, related or connected persons transactions, thin capitalization, capital maintenance or other Applicable Laws that apply to such Grantor, or (2) any material risk to the officers of the relevant Grantor of breach of fiduciary duties or civil or criminal liability, (B) result in costs that are materially disproportionate to the benefit obtained by Secured Party by reference to the costs of creating or perfecting such Liens versus the value of the assets being secured (as reasonably determined by Secured Party), or (C) impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, such Grantor of such Lien, in each case which is materially disproportionate to the benefit obtained by Secured Party (as reasonably determined by Secured Party). Each Grantor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party reasonably requests, all in reasonable detail and in form and substance reasonably satisfactory to Secured Party.
ARTICLE V

DEFAULT AND REMEDIES

5.1    Events of Default. The occurrence of any one or more of the following events shall be an event of default hereunder (each, an “Event of Default”):
(a)    Payments. Brickell fails to pay any Milestone Installment Payment or Revenue Share Payment when due and does not cure such breach within thirty (30) calendar days after the earlier of (i) provision of written notice of such breach by Brickell to Secured Party in accordance with Section 8.1 of the Funding Agreement, or (ii) Secured Party becoming aware of such breach.
(b)    Non-Technical Termination. Any Non-Technical Termination shall have occurred and Brickell shall have failed to pay the Non-Technical Termination Payment when due in accordance with Section 3.3(c) of the Funding Agreement.
(c)    Minimum Cash Balance. Brickell shall fail to satisfy its obligation to maintain a minimum cash balance in accordance with Section 8.4(d) of the Funding Agreement.
(d)    Insolvency. An Insolvency Event occurs with respect to any Grantor.
Upon the occurrence and during the continuance of an Event of Default, Secured Party may, by written notice to the Grantors, accelerate any Non-Contingent Obligations and thereupon any such Non-Contingent Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that in the event of an Event of Default under Section 5.1(d), all Non-Contingent Obligations shall automatically and without written notice from Secured Party become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by each Grantor. For the avoidance of doubt, (i) the Milestone Payment Obligation (i.e., Thirty-Seven Million, Five Hundred Thousand Dollars ($37,500,000)) would not be accelerated by an Event of Default that occurs prior to the Milestone Payment Obligation accruing, and being irrevocably earned by NovaQuest, on the Milestone Date, pursuant to Section 4.1(a) of the Funding Agreement and (ii) a Non-Technical Termination Payment would not be accelerated by an Event of Default that occurs prior to the occurrence of a Non-Technical Termination pursuant to Section 3.3(c) of the Funding Agreement.
5.2    Remedies.
(a)    Secured Party may, upon the occurrence and during the continuation of any Event of Default, exercise any or all of the following rights and remedies:
(i)    Those rights and remedies provided in this Security Agreement or the Funding Agreement; provided that this clause (i) shall not be construed to limit any rights or remedies available to Secured Party prior to or after an Event of Default.
(ii)    Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Applicable Law or in equity when a debtor is in default under a security agreement.

(iii)    Without notice except as specifically provided in Section 7.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Secured Party may deem commercially reasonable. Secured Party shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(iv)    Transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Collateral as though Secured Party was the outright owner thereof.
(b)    Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)    Secured Party, after the occurrence and during the continuance of an Event of Default, shall be entitled to exercise the power of attorney provided in Section 7.4 hereof to execute, and cause to be acknowledged and notarized, an assignment of the entire right, title, and interest of any Grantor in and to the Intellectual Property included in the Collateral, and record said assignment with the applicable agency or registrar.
(d)    Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Grantor hereby expressly waives and releases. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like.
(e)    Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(f)    Notwithstanding the foregoing, Secured Party shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
5.3    Grantors’ Obligations Upon Event of Default. Upon the request of Secured Party after the occurrence and during the continuance of an Event of Default, each Grantor will:
(a)    Assembly of Collateral. Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.
(b)     Secured Party Access. Permit Secured Party and its representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy.
5.4    Proceeds. The proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations with any proceeds remaining after such application returned to the relevant Grantor.
ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES
No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver of any term, condition or provision of this Security Agreement shall be valid unless evidenced in a writing signed by Secured Party. This Security Agreement, including any attachments or exhibits hereto, may be amended, modified, or supplemented only by a written amendment or agreement signed by Secured Party and each Grantor. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Termination Date.

ARTICLE VII

GENERAL PROVISIONS
7.1    Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed commercially reasonable if sent to Brickell, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice (if any) of such sale, and each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by Applicable Law, each Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Applicable Law) of any kind in connection with this Security Agreement or any Collateral. Each Grantor shall permit Secured Party and its representatives and agents, to inspect any of its Collateral or its books and financial records related thereto, to examine and make copies of its books of accounts and other financial records related to Collateral and to discuss matters pertaining to the Collateral with, and to be advised as to the same by, its officers at such reasonable times and intervals as Secured Party may designate. The Grantors shall pay the expenses of Secured Party for all visits, inspections and examinations that are made while any Event of Default is continuing and otherwise with respect to one such annual visit, inspection and examination.
7.2    Limitation on Secured Party’s Duty with Respect to the Collateral. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control; provided that Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or under its control if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for Secured Party (i) to fail to incur expenses deemed significant by Secured Party to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by Secured Party would be commercially reasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by Applicable Law in the absence of this Section 7.2.
7.3    Secured Party’s Performance of Grantor’s Obligations. Without having any obligation to do so, Secured Party may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall promptly reimburse Secured Party on demand for any reasonable amounts paid by Secured Party pursuant to this Section 7.3. Each Grantor’s obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand. Nothing in this Section 7.3 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to any of its obligations under this Security Agreement.
7.4    Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements, including amendments thereto and/or continuations thereof, necessary or desirable in Secured Party’s sole discretion to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment and/or continuation of a financing statement (which does not add new collateral or add a debtor) in such offices as Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (iv) after the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by Secured Party to the Secured Obligations, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under the Funding Agreement) and (vi) after the occurrence and during the continuance of an Event of Default, to exercise all rights and remedies under Article V or otherwise under this Security Agreement and each Grantor agrees to promptly reimburse Secured Party on demand for any reasonable payment made or any reasonable expense incurred by Secured Party in connection therewith; provided that (x) this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Funding Agreement and (y) nothing herein contained shall be construed as requiring or obligating Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.
7.5    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of the covenants contained in Sections 5.2 and 5.3 hereof will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.
7.6    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
7.7    Indemnification. The Grantors shall indemnify and hold Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) actually incurred by Secured Party (a) related solely to this Security Agreement arising out of claims, suits, actions or demands, in each case brought by a Third Party, or any settlements or judgments arising therefrom, or (b) arising from the enforcement of this Security Agreement and the security interests hereby created, except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. With respect to any claim for indemnification under clause (a) of the preceding sentence, the provisions of Section 10.2 of the Funding Agreement shall be incorporated herein, mutatis mutandis. Any liability of the Grantors to indemnify and hold Secured Party harmless pursuant to the preceding sentence shall be part of the Secured Obligations. Each Grantor’s obligations under this Section 7.7 shall survive termination of this Security Agreement.
7.8    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, Secured Party and their respective successors and assigns (including all persons who become party to this Security Agreement as a Grantor), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Secured Party.
7.9    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
7.10    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
7.11    Termination. This Security Agreement shall continue in effect for the Term of the Funding Agreement.
7.12    Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and Secured Party relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and Secured Party relating to the Collateral.
7.13    Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)    Governing Law. This Security Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of New York, as applied to agreements executed and performed entirely in New York, without giving effect to the principles of conflicts of law thereof, other than Section 5-1401 of the New York General Obligations Law.
(b)    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS SECURITY AGREEMENT OR ANY AGREEMENT ENTERED INTO PURSUANT HERETO AND AGREES THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
(c)    Dispute Resolution and Equitable Relief. Sections 11.3 and 11.4 of the Funding Agreement shall apply to this Security Agreement as if set out herein in full, mutatis mutandis.
7.14    Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
7.15    Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.
7.16    Security Interest Absolute. All rights of Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Funding Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Funding Agreement or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance (other than payment in full of the Secured Obligations (other than inchoate obligations)) that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Security Agreement.

7.17    Additional Grantors. Each Grantor agrees to provide prompt written notice to Secured Party of the formation or acquisition of any new subsidiary that has an interest in Product Assets and such subsidiary shall be required to enter in this Security Agreement as a Grantor. Upon execution and delivery by Secured Party and any such new subsidiary of a Supplement to U.S. Security Agreement in the form of Exhibit I hereto, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
7.18    Release of Liens. Upon the termination of this Security Agreement in accordance with Section 7.11, each Grantor shall automatically be released from its obligations under this Security Agreement, and the security interests in the Collateral created by this Security Agreement and the Funding Agreement shall be automatically released. In addition, upon any sale or other disposition by any Grantor of any Collateral in a transaction permitted under the Funding Agreement (other than a disposition to another Grantor), the security interests in such Collateral created by this Security Agreement shall, upon written notice to Secured Party, be automatically released.
In connection with any termination or release pursuant to this Section 7.18, Secured Party shall execute and deliver to the applicable Grantor all documents that such Grantor shall reasonably request to evidence such termination or release.
ARTICLE VIII

NOTICES
8.1    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.7 of the Funding Agreement. Any notice delivered to Brickell shall be deemed to have been delivered to all of the Grantors.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantor and Secured Party has executed this Security Agreement as of the date first above written.
GRANTOR:

Brickell Subsidiary, Inc.

By:	/s/ Robert Brown
Name:	Robert Brown
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

SECURED PARTY:

NovaQuest Co-Investment Fund X, L.P.

By:	NQ POF V GP, LTD., its general partner

By:	/s/ John L. Bradley, Jr.
Name:	John L. Bradley, Jr.
Title:	Director

[Signature Page to Security Agreement]

Schedule A
Prior names, jurisdiction of formation, place of business (if the Grantor has only one place of business), chief executive office (if the Grantor has more than one place of business), mergers and mailing address:

Grantor	Prior Name	Jurisdiction of Formation	Principal Place of Business	Chief Executive Office / Mailing Address	Significant Mergers or Acquisitions
Brickell Subsidiary, Inc.	Brickell Biotech, Inc.	DE, USA	5777 Central Ave. Suite 102, Boulder, CO, USA	5777 Central Ave. Suite 102, Boulder, CO, USA
On August 31, 2019, Brickell Biotech, Inc. merged with and into Victory Subsidiary, Inc., with Brickell Biotech, Inc. being the surviving corporation. Pursuant to the Certificate of Merger, the surviving corporation was renamed Brickell Subsidiary, Inc.

Schedule B
[***]

Schedule C
Offices in Which UCC Financing Statements Shall Be Filed

Grantor	Jurisdictions
Brickell Subsidiary, Inc.	Delaware, SOS

Schedule D
[Reserved]

Schedule E
Federal Employer Identification Number;
State Organization Number; Jurisdiction of Incorporation

Grantor	Federal Employer Identification Number	Type of Organization	State/ Jurisdiction of Organization or Incorporation	State/ Jurisdiction of Organization Number
Brickell Subsidiary, Inc.	27-0943393	C-Corp	DE

Exhibit I
Supplement
to
U.S. Security Agreement
Reference is hereby made to the U.S. Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of [__], 2019, made by the Grantors party thereto on the date thereof (together with any additional obligor, whether now existing or hereafter formed or acquired, which becomes party to the Agreement from time to time by executing a Supplement to U.S. Security Agreement in substantially the form hereof, the “Grantors”), in favor of Secured Party. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.
By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [ ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto. The New Grantor hereby pledges and grants to Secured Party a security interest in all of the New Grantor’s right, title and interest, wherever located and whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an outright assignment of intellectual property rights owned by the New Grantor.
By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct). The New Grantor represents and warrants that the supplements to the Schedules to the Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of Secured Party, a first-priority security interest in and lien against the New Grantor’s Collateral subject to any Permitted Liens.
New Grantor hereby authorizes Secured Party to file, and if requested will execute and deliver to Secured Party, all financing statements describing the Collateral owned by such New Grantor and other documents and take such other actions as may from time to time reasonably be requested by Secured Party (and in accordance with the terms of the Agreement) in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral owned by such New Grantor. Such financing statements may describe the Collateral in the same manner as described in the Agreement or may contain an indication or description of collateral that describes such property in any other manner as Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to Secured Party in the Agreement (as supplemented hereby), including, without limitation, describing such property as “all assets of the Debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof” or using words of similar import.
THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Supplement to U.S. Security Agreement as of this _____ day of __________,20___.
[NAME OF NEW GRANTOR]

By:
Name:
Title:

NovaQuest Co-Investment Fund X, L.P.

By:	[NQ, its general partner]

By:	[NQ, its sole member]

By:
Name:
Title:

Exhibit II
[Form of] Patent Security Agreement
THIS PATENT SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) is made effective as of [______________], 20[__] by and from [_______] (the “Grantor”), to and in favor of NovaQuest Co-Investment Fund X, L.P., a Delaware limited partnership (the “Grantee”).
WHEREAS, the Grantor has entered into a U.S. Security Agreement dated as of [__], 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).
WHEREAS, the Grantor owns the patents listed on Schedule A attached hereto (the “Patents”), which Patents are pending or registered with the United States Patent and Trademark Office.
WHEREAS, this Patent Security Agreement has been executed in conjunction with the security interest granted under the U.S. Security Agreement to the Grantee. In the event that any provisions of this Patent Security Agreement are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
1)    Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Funding Agreement or the U.S. Security Agreement.
2)    The Security Interest.
(a)    This Patent Security Agreement is made to secure the prompt and complete payment and performance of all the Secured Obligations. Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Grantor all reasonably requested instruments in writing releasing the security interest in the Patents acquired under the U.S. Security Agreement and this Patent Security Agreement.
(b)    The Grantor hereby pledges and grants to the Grantee a security interest in all of the Grantor’s right, title and interest, wherever located and whether now owned or hereafter acquired, in and to (i) any and all patents and patent applications, including those listed on Schedule A hereto; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements thereof; and (vi) all rights corresponding to any of the foregoing throughout the world.
3)    Governing Law. THIS PATENT SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
4)    Recordation. The Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent Security Agreement.
*******
IN WITNESS WHEREOF, the Grantor has executed this Patent Security Agreement effective as of the date first written above.
[GRANTOR]

By:
Name:
Title:

NovaQuest Co-Investment Fund X, L.P.

By:	[NQ, its general partner]

By:	[NQ, its sole member]

By:
Name:
Title:

Schedule A
Patents

Title	Patent No.	Date Issued	Application No.	Date Filed

Exhibit III
[Form of] Trademark Security Agreement
THIS TRADEMARK SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) is made effective as of [________], 20[__] by and from [    ] (the “Grantor”), to and in favor of NovaQuest Co-Investment Fund X, L.P., a Delaware limited partnership (the “Grantee”).
WHEREAS, the Grantor has entered into a U.S. Security Agreement dated as of [__], 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).
WHEREAS, the Grantor owns the trademarks listed on Schedule A attached hereto (the “Trademarks”), which Trademarks are pending or registered with the United States Patent and Trademark Office.
WHEREAS, this Trademark Security Agreement has been executed in conjunction with the security interest granted under the U.S. Security Agreement to the Grantee. In the event that any provisions of this Trademark Security Agreement are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
1)    Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Funding Agreement or the U.S. Security Agreement.
2)    The Security Interest.
(a)    This Trademark Security Agreement is made to secure the prompt and complete payment and performance of all the Secured Obligations. Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Grantor all reasonably requested instruments in writing releasing the security interest in the Trademarks acquired under the U.S. Security Agreement and this Trademark Security Agreement.
(b)    The Grantor hereby pledges and grants to the Grantee a security interest in (other than applications for trademarks or service marks filed in the United States Patent and Trademark Office or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d)) all of the Grantor’s right, title and interest, wherever located and whether now owned or hereafter acquired, in and to (i) all trademarks (including service marks), trade names, trade styles, trade dress and the registrations and applications for registration thereof, including those listed on Schedule A hereto and the goodwill of the business symbolized by the foregoing; (ii) all renewals of the foregoing; (iii) all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (iv) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (v) all rights corresponding to any of the foregoing throughout the world.
3)    Governing Law. THIS TRADEMARK SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
4)    Recordation. The Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.
*******
IN WITNESS WHEREOF, the Grantor has executed this Trademark Security Agreement effective as of the date first written above.
[GRANTOR]

By:
Name:
Title:

NovaQuest Co-Investment Fund X, L.P.

By:	[NQ, its general partner]

By:	[NQ, its sole member]

By:
Name:
Title:

Schedule A
Trademarks

Mark	App. No.	App. Date	Reg. No.	Reg. Date

Exhibit IV
[Form of] Copyright Security Agreement
THIS COPYRIGHT SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”) is made effective as of [__________], 20[__] by and from [    ] (the “Grantor”), to and in favor of NovaQuest Co-Investment Fund X, L.P., a Delaware limited partnership (the “Grantee”).
WHEREAS, the Grantor has entered into a U.S. Security Agreement dated as of [__], 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).
WHEREAS, Grantor owns the copyrights listed on Schedule A attached hereto (the “Copyrights”), which Copyrights are pending or registered with the United States Copyright Office.
WHEREAS, this Copyright Security Agreement has been granted in conjunction with the security interest granted under the U.S. Security Agreement to the Grantee. In the event that any provisions of this Copyright Security Agreement are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
1)    Definitions. All capitalized terms not defined herein shall have the respective meaning given to them in the Funding Agreement or the U.S. Security Agreement.
2)    The Security Interest.
(a)    This Copyright Security Agreement is made to secure the prompt and complete payment and performance of all the Secured Obligations. Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Grantor all reasonably requested instruments in writing releasing the security interest in the Copyrights acquired under the U.S. Security Agreement and this Copyright Security Agreement.
(b)    The Grantor hereby pledges and grants to the Grantee a security interest in all of the Grantor’s right, title and interest, wherever located and whether now owned or hereafter acquired, in and to (i) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications, including those listed on Schedule A hereto; (ii) all extensions and renewals of any of the foregoing; (iii) all income, royalties, damages, claims and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements or violations for any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all rights corresponding to any of the foregoing throughout the world.
3)    Governing Law. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
4)    Recordation. The Grantor hereby authorizes and requests that the Commissioner of Copyrights record this Copyright Security Agreement.
*******
IN WITNESS WHEREOF, the Grantor has executed this Copyright Security Agreement effective as of the date first written above.
[GRANTOR]

By:
Name:
Title:

NovaQuest Co-Investment Fund X, L.P.

By:	[NQ, its general partner]

By:	[NQ, its sole member]

By:
Name:
Title:

Schedule B
Copyrights

Copyright Title	Reg. No.	Reg. Date